UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 27, 2007

LSI CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated With Exit or Disposal Activities.
On June 27, 2007, the Company announced a broad restructuring and an acceleration of merger related synergies to further reduce operating expenses. LSI announced that it will eliminate 900 positions or about 13 percent of its non-production workforce across all business and functional areas on a global basis. The restructuring is the result of a portfolio review that LSI has been conducting under a three-phase business acceleration plan adopted following its merger with Agere Systems on April 2, 2007. In connection with the restructuring, we recorded a charge of approximately $24 million during the quarter ended July 1, 2007, which represents future cash expenditures for termination related benefits to be paid primarily by the end of the third quarter of 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI CORPORATION
By:	/s/ Bryon Look
Bryon Look
Executive Vice President and Chief Financial Officer

Date: July 25, 2007

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